SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED      AVERAGE
                        DATE              SOLD(-)           PRICE(2)
CONVERTIBLE NOTES- TRANS LUX CORP. 8.25% CV
           GABELLI FUNDS, LLC.
               GABELLI DIVIDEND & INCOME TRUST
                      12/12/06            1,000            94.2500

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.